Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
April 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement
This April 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement (this “Amendment”), is dated as of the date the last Party signs this Amendment (the “April 2011 Amendment Effective Date”) and is entered into between Clearwire Communications LLC, a Delaware limited liability company (“Clearwire”), and Sprint Spectrum L.P., a Delaware limited liability partnership, d/b/a Sprint (“Sprint”).
BACKGROUND
     A. Clearwire, Comcast MVNO II, LLC, LLC, TWC Wireless, LLC, BHN Spectrum Investments, and Sprint are parties to that certain 4G MVNO Agreement dated as of November 28, 2008 (the “4G MVNO Agreement”).
     B. Section 17.15 of the 4G MVNO Agreement provides that Clearwire and Sprint may, from time to time, amend the terms of the 4G MVNO Agreement applicable as between Clearwire and Sprint.
     C. In accordance with Section 17.15 of the 4G MVNO Agreement, Clearwire and Sprint wish to amend the terms of the 4G MVNO Agreement applicable between Clearwire and Sprint as provided hereunder.
     NOW, THEREFORE, the 4G MVNO Agreement as between Clearwire and Sprint is amended as follows:
OPERATIVE TERMS
1. Section 1 (Definitions) of the 4G MVNO Agreement is amended by deleting the definitions of “Aggregate Excess Standalone Amount”, “Applicable Standalone Percentage”, “Clearwire Client Manager”, “Generic Embedded Devices”, “More Favorable Economics”, “Permitted Bundle”, “Standard Network Services”, “Sprint Resale Prospect”, “SIG Party Defined Devices”, “Standalone Bundling Threshold”, “Standalone End User”, “VM”, and “VM Obligation” in their entirety.
2. Section 1 (Definitions) of the 4G MVNO Agreement is amended by adding the following definitions in the appropriate alphabetical order:
     “Abnormally Constrained Market” has the meaning specified in Section 6.2.1(c).
     “Abnormal Distribution Of Sprint End Users” has the meaning specified in Section 6.2.1(c).
     “Applicable Sprint Economics” has the meaning specified in Section 2.11.1(b).
     “Applicable Sprint Terms” has the meaning specified in Section 2.11.2(a).
     “April 2011 Amendment Effective Date” has the meaning as defined in the preamble of the April 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement between Clearwire and Sprint.
     “Change Period” has the meaning specified in Section 2.2.3(c).
     “Client Manager” means the application software that facilitates the connection to the Clearwire Network.
Confidential Information — Subject to Nondisclosure Obligations

     “Dual-Mode Handset” has the meaning specified in Section 2.3.5(b).
     “Economics Trigger” has the meaning specified in Section 2.11.1(g).
     “Embedded Laptop Computer” means [*****].
     “Embedded Netbook Computer” means [*****].
     “GED Incentives” has the meaning specified in Section 8.1.1(a).
     “Generic Embedded Devices” means computing Devices (excluding SIG Party-Defined Devices) that are embedded with a wireless communications chipset that have the capability to operate on the Clearwire Network and which are not branded or co-branded by Clearwire or any of the SIG Parties, and which further are not distributed through any Clearwire-controlled or SIG Party-controlled distribution channels. Embedded Laptop Computers and Embedded Netbook Computers whose distribution and branding is determined by the device OEM will be considered Generic Embedded Devices.
     “Handset” means any handset, Wireless PDA, “smart phone”, personal media player and other handheld device or other similar Device, but excludes tablets and laptops.
     “Limited Wholesaler” has the meaning specified in Section 2.3.5(d).
     “More Favorable Wholesaling Terms” has the meaning specified in Section 2.11.2(a).
     “MRC” means monthly recurring charge.
     “Other Reseller Economics” has the meaning specified in Section 2.11.1(b).
     “Other Reseller Terms” has the meaning specified in Section 2.11.2(a).
     “Other Reseller’s Quarterly Effective Rate” has the meaning specified in Section 2.11.1(d).
     “Permitted Wholesaler” has the meaning specified in Section 2.3.5(a).
     “Prohibited Wholesaler” has the meaning specified in Section 2.3.5(b).
     “Prohibited Re-Wholesaler” has the meaning specified in Section 2.3.5(d).
     “Quarterly Effective Rate Using Sprint’s Volume” has the meaning specified in Section 2.11.1(c).
     “Restricted Wholesaler” has the meaning specified in Section 2.3.5(c).
     “Restricted Re-Wholesaler” has the meaning specified in Section 2.3.5(e).
     “SIG Party Defined Devices” means, with respect to any SIG Party, any Device developed by or on behalf of such SIG Party (for example, aircards and modems, handsets, wireless PDAs and personal media players) that is capable of operating on the Clearwire Network, and is sold through such SIG Party’s distribution channels.
     “Sprint’s Quarterly Effective Rate” has the meaning specified in Section 2.11.1(c).
     “Standard Network Services” are the Wireless Broadband Services provided by Clearwire to Clearwire Retail Customers that provide voice and data transmission functionality and access (but, for the avoidance of doubt, excluding any wireless services provided over the Sprint Network), and include Wireless Broadband Services, unless the Wireless Broadband Services have substantially different Network prioritization and quality of service (e.g. uplink speeds of 2mbps is a different quality of service than uplink speeds of 1mbps).
3. Section 2.1 of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
Confidential Information — Subject to Nondisclosure Obligations

          2.1 General
Under and as more fully described in this Agreement, Clear Wireless LLC, an Affiliate of Clearwire will provide and sell the Wireless Broadband Service to Sprint. Clearwire hereby authorizes Sprint and its Controlled Affiliates to market the Wireless Broadband Service as its MVNO Service as more fully described in this Agreement. Notwithstanding the role of Clear Wireless LLC, nothing will prevent Sprint from enforcing any rights against Clearwire.
4. Sections, 2.2.3(a), 2.2.3(b) and 2.2.3(c) of the 4G MVNO Agreement are deleted in their entirety and replaced with the following:
     (a) One or more SIG Parties may from time to time request in writing that Clearwire provide it with a Non-Standard Network Service (each, a “Non-Standard Network Service Request”). In the event that any SIG Party elects to make a Non-Standard Network Service Request under this Section 2.2.3, such SIG Party(ies) will provide Clearwire with written notification of such Non-Standard Network Service Request, which shall set forth (i) the technical prerequisites and requested design and functionality of such Non-Standard Network Service Request in reasonable detail and (ii) whether the Non-Standard Network Service requested is a Complex Non-Standard Network Service or a Simple Non-Standard Network Service (in each case, as defined below).
     (b) Subject to Section 2.2.3(e) below, as soon as reasonably practicable, but no later than 30 days following receipt of the initial Non-Standard Network Service Request, Clearwire shall deliver to Sprint a written response setting forth all reasonable questions or additional information Clearwire needs to fully evaluate such request. Sprint will then have 30 days to supply Clearwire with as much additional information or answers to questions that Sprint can reasonably provide. No later than 30 days, in the case of a Simple Non-Standard Network Service, or 60 days, in the case of a Complex Non-Standard Network Service, following receipt of the Sprint’s response to Clearwire’s request for additional information, Clearwire shall deliver to Sprint a written response based upon all information provided by Sprint setting forth (i) Clearwire’s good faith determination of whether the requested Service is a Simple Non-Standard Network Service or a Complex Non-Standard Network Service; (ii) direct costs and expenses, if any, associated with any new Network Enabler(s) and/or any modifications, enhancements or updates to existing Network Enabler(s) required to make such new Non-Standard Network Service available, (iii) the recurring charge (if any) and other terms on which Clearwire proposes to make such new Non-Standard Network Service available to the requesting SIG Party(ies), which shall be determined in accordance with Section 7 of this Agreement, (iv) the expected timeline for the development and launch of the such new Non-Standard Network Service, and (v) the technical specifications and architecture thereof. For purposes of this Agreement:
          (i) “Complex Non-Standard Network Service” means a Non-Standard Network Service that is not a Simple Non-Standard Network Service.
          (ii) “Simple Non-Standard Network Service” means a Non-Standard Network Service of a type set forth in Schedule 2.2.3(b) as it may be amended from time to time in accordance with the terms of this Agreement.
     (c) During the 30-day period, in the case of a Simple Non-Standard Network Service, or 60-day period, in the case of a Complex Non-Standard Network Service, after the delivery by Clearwire of such written response, Clearwire shall provide such additional information related to such response reasonably requested by the requesting SIG Party(ies) and shall consider in good faith any changes to such written response reasonably requested by the requesting SIG Party(ies) (the “Change Period”). At any time within 30 days after the Change Period, Sprint shall have the right to (i) elect to proceed with the Non-Standard Network Service Request on the terms described in Clearwire’s written response (as such response may be modified as described above during the Change Period) upon delivery of written notice thereof to Clearwire, (ii) refer such matter to dispute resolution pursuant to Section 17.7 or (iii) elect not to proceed with such Non-Standard Network Service Request (it being understood that the failure by Sprint to either elect to proceed with the Non-Standard Network Service Request or refer such matter to dispute resolution during such 30-day period after the Change Period, shall be deemed to constitute an election not to proceed with such Non-Standard Network Service Request). Upon the election or deemed
Confidential Information — Subject to Nondisclosure Obligations

election by Sprint not to proceed with the Non-Standard Network Service Request, Clearwire shall have no further obligation to deliver such the Non-Standard Network Service requested pursuant to this Section 2.2.3.
5. Section 2.2.3(e) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     (e) Notwithstanding anything in this Section 2.2.3 to the contrary, Clearwire shall not be required to offer any Non-Standard Network Service to Sprint, and must notify Sprint of the same no later than the 30-day and 60-day time frame listed in Section 2.2.3(b), if (i) Clearwire determines in good faith that such Non-Standard Network Service is not technically feasible at the time such Non-Standard Network Service Request is made or would result in a material degradation of the quality of any Standard Network Service offered over the Clearwire Network or (ii) the Non-Standard Network Service requested in such Non-Standard Network Service Request is equivalent to a service to be commercially launched by Clearwire as a Standard Network Service within 120 days, in the case of a Simple Non-Standard Network Service, or 12 months, in the case of a Complex Non-Standard Network Service, of the date such Non-Standard Network Service Request is made, as determined by reference to the most recent Quarterly Roadmap delivered by Clearwire prior to the date of the Non-Standard Network Service Request; provided that if Clearwire relies on clause (ii) above to deny a Non-Standard Network Service Request, Clearwire (x) shall use its commercially reasonable efforts to commercially launch the equivalent service in the time set forth in the applicable Quarterly Roadmap and (y) shall promptly notify Sprint of such denial at which point, at the option of Sprint, the matter may be referred to the dispute resolution process pursuant to Section 17.7.
6. Sections 2.3.1 (Sales and Marketing Restrictions), 2.3.2 (Limitation on Non-Bundled Sales), 2.3.3 (Certain Understandings) and 2.3.4 (Limitation on Stand Alone Pricing) of the 4G MVNO Agreement are deleted in their entirety and replaced with the following:
     2.3.1 [Intentionally Deleted]
     2.3.2 [Intentionally Deleted]
     2.3.3 [Intentionally Deleted]
     2.3.4 [Intentionally Deleted]
7. Section 2.3.5 (Limitation on Reselling) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
2.3.5 Limitation on Reselling
Subject to the conditions and restrictions set forth in this Section 2.3.5 and in Section 2.7, Sprint may resell the Wireless Broadband Services on a wholesale basis as provided in this Section 2.3.5. For purposes of this Section 2.3.5, the phrase “resell the Wireless Broadband Services on a wholesale basis” means sell the Wireless Broadband Service to a Person with the intent that such Person will resell the Wireless Broadband Service to another Person instead of consuming the Wireless Broadband Service.
(a) Permission to Resell. Sprint may resell the Wireless Broadband Services on a wholesale basis to any Person (a “Permitted Wholesaler”) except as specifically prohibited and restricted in Sections 2.3.5 (b), 2.3.5(c), 2.3.5(d), 2.3.5(e), 2.3.5(f), and 2.3.5 (g).
(b) Prohibitions on Resale. Sprint may not resell the Wireless Broadband Services on a wholesale basis to the following Persons, including their respective Affiliates (each of which is referred to as a “Prohibited Wholesaler”): [*****]. For the avoidance of doubt, nothing herein prohibits Sprint from entering into an agreement with any SIG Party whereby Sprint would sell a competitive 4G service to a SIG Party for the purposes of resale. The Wireless Broadband Service volume from the Dual-Mode Handsets sold by the SIG Party will be treated as normal wholesale
Confidential Information — Subject to Nondisclosure Obligations

volume for Sprint for all purposes including, but not limited to, calculation of pricing pursuant to the Volume Tiered Pricing Table, application to Sprint’s Take-or-Pay commitments and contribution of volume to the Volume Tiered Pricing Table. Sprint also agrees that the Wireless Broadband Service pricing that it provides to a SIG Party pursuant to this section [*****].
(c) Restrictions on Resale. Sprint may not resell the Wireless Broadband Services on a wholesale basis to the following Persons, including their respective Affiliates (each of which is referred to as a “Restricted Wholesaler”), [*****].
[*****] As to any of the Restricted Wholesalers approved for resale, such entity shall be deemed to be a Permitted Wholesaler.
(d) Limitations on Resale. Sprint may not resell the Wireless Broadband Services on a wholesale basis to the following Persons, including their respective Affiliates, [*****] (each of which is referred to as a “Limited Wholesaler”) [*****].
(e) Prohibitions on Re-Wholesaling. Permitted Wholesalers are not permitted to resell the Wireless Broadband Service to the following Persons, including their respective Affiliates (each of which is referred to as a “Prohibited Re-Wholesaler”): [*****].
(f) Restrictions on Re-Wholesale. If Sprint resells the Wireless Broadband Service on a wholesale basis to the following Persons, including their respective Affiliates, (each of which is referred to as a “Restricted Re-Wholesaler”): [*****].
(g) Additional Restrictions. [*****].
(h) Technical Requirements. To the extent that Sprint resells the Wireless Broadband Service to any Permitted Wholesaler, Sprint and Clearwire will reasonably cooperate with each other to ensure that the functionality or process requirements that are reasonably requested by either Party, or which are reasonably necessary to enable Sprint and Clearwire to track the identity, source and volume usage of any end users of any Permitted Wholesaler, are consistent with current retail methods and procedures and subject to any technical contraints. [*****].
(i) Permitted Wholesaler Device Access to Clearwire Network. Sprint will use commercially reasonable efforts to secure a contractual commitment from each of its Permitted Wholesalers that such Permitted Wholesalers will use commercially reasonable efforts to allow their end users utilizing a device capable of operating on the Clearwire Network to access and operate on the Clearwire Network. Clearwire will not be responsible for any costs and expenses associated with such efforts. For the avoidance of doubt, neither Sprint nor any Permitted Wholesaler has any obligation to prioritize the Clearwire Network over any other available network.
(j) [*****].
(k) [*****].
(l) No Exclusivity. The restrictions described in this Section 2.3.5 only apply to the Wireless Broadband Services that Sprint buys from Clearwire and sells to Prohibited Wholesalers, Restricted Wholesalers, Limited Wholesalers, Prohibited Re-Wholesalers and Restricted Re-Wholesalers, and Clearwire agrees that Sprint is permitted to sell (A) any competitive service (including but not limited to competitive 4G wireless services) to any party for any use by the party or the party’s customers, and (B) sell the Wireless Broadband Service that Sprint buys from Clearwire to any party (including but not limited to a Prohibited Wholesaler, Restricted Wholesaler, Limited Wholesaler, Prohibited Re-Wholesaler or Restricted Re-Wholesaler) for the direct use of the party.
8. Section 2.3.6 (Reporting; Audit) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
Confidential Information — Subject to Nondisclosure Obligations

          2.3.6 [Intentionally Deleted]
9. Section 2.7(b) of the 4G MVNO Agreement is amended to delete the reference to “and for purposes of determining its compliance with Section 2.3” contained at the end of the last sentence.
10. Section 2.11.1 (Economic Terms) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     2.11 Most Favored Reseller
Subject to the terms of this Section 2.11, Sprint is hereby accorded the right to receive “most favored reseller” terms and conditions from Clearwire and its Controlled Affiliates with respect to the provision by Clearwire or any of its Controlled Affiliates of Wireless Broadband Service hereunder, as described below.
          2.11.1 Economic Terms
     (a) For purposes of this Agreement, a “Service” means a Standard Network Service or Non-Standard Network Service (with the distinction between what constitutes a separate and distinct Standard Network Service or Non-Standard Network Service determined in accordance with Schedule 7.1); an “Other Reseller” means any reseller of Wireless Broadband Service in the United States other than [*****].
     (b) [*****].
     2.11.2 Non-Economic Clearwire Retail Services Terms
     (a) [*****]
     2.11.3 Audit Rights
     (a) Clearwire will provide to Sprint, on a quarterly basis within 30 days of the end of each calendar quarter commencing with 2011, written certification from the most senior executive officer of Clearwire’s wholesale division, to the effect that Clearwire is in compliance with its obligations under this Section 2.11. In order to verify the compliance with or determine whether full effect has been given to Clearwire’s obligations under this Section 2.11, Sprint, at its expense, shall have the right during the Term (excluding any applicable Phase-Out Period) and for one year thereafter, but not more than once per quarter, upon at least 15 Business Days prior written notice, to inspect and audit at the offices of Clearwire during normal business hours all relevant books and records of Clearwire and its Controlled Affiliates, including Clearwire’s and its Controlled Affiliates’ agreements with Other Resellers and the other SIG Parties to determine compliance with this Section 2.11 (it being understood that such inspection and audit shall be conducted by an independent third party accounting or law firm designated by Sprint). Any information provided to Sprint under this Section 2.11.3, and any information derived from, and the process of, such review shall be Confidential Information and subject to the terms of Section 15. [*****].
     (b) In the event that such audit reveals that Clearwire is in violation of the provisions of this Section [*****], Clearwire agrees to (i) pay the reasonable expenses of the independent third party auditor, (ii) adjust the terms and conditions of this Agreement to give retroactive (to the point in time the applicable terms and conditions became effective for such Other Reseller) and prospective effect to the terms accepted by Sprint, (iii) refund overpaid amounts to Sprint or apply a credit in the amount of the overpaid amounts against future payments by Sprint hereunder (as elected by Sprint) and (iv) immediately grant Sprint the right to which it is entitled in accordance with this Section 2.11.
Confidential Information — Subject to Nondisclosure Obligations

11. A new Section 2.12 (Usage Stimulation) is added to the 4G MVNO Agreement immediately following Section 2.11, as follows:
     2.12 Usage Stimulation
     [*****]
12. Section 6.2.1(c) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     (c) [*****].
13. Section 6.5 to the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     6.5 MVNO Operational Support
     (a) Clearwire will provide Sprint with operational support that enables Sprint to monitor, provision, troubleshoot, care for and bill its subscribers for Wireless Broadband Service on the Clearwire network. At a minimum, such operational support will include the functions and elements set forth in Schedule 6.5. Sprint will receive any interfaces/tools or operational support made available by Clearwire to any Other Reseller which may include, as an example: a resale portal, trouble ticketing systems, geographic tools, the provisioning APIs, usage feeds, and other provisioning and support tools. Clearwire will provide sufficient advanced notice for any planned functionality changes that impact Sprint (no less than 60 days) or planned outages to tools or systems utilized by Sprint (no less than 5 days). Notice should allow time for Sprint to make associated system changes and perform testing if necessary.
     (b) Clearwire shall use commercially reasonable efforts to cause the Clearwire Reseller Platform to be available for testing by Sprint and its Controlled Affiliates no later than 90 days prior to the date that Wireless Broadband Service is commercially launched in any Market.
     (c) To the extent it is technically feasible, Clearwire will electronically provide near real-time usage records through its resale platform to Sprint with respect to its End Users to enable Sprint to bill its customers and manage its business.
     (d) Clearwire will provide Sprint customer usage and other data, to the extent Clearwire has access to such information, as reasonably required to enable Sprint to manage its business, subject to compliance with all applicable laws and regulations (including, but not limited to, CPNI).
14. Section 7.2 (Dual-Mode Pricing) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     7.2 Dual-Mode Pricing
     The pricing associated with Wireless Broadband Service usage by Sprint’s Dual-Mode End Users (as such term is defined in Schedule 7.2) on the Clearwire Network shall be governed by provisions of Schedule 7.1 unless and until Sprint exercises the Pricing Change (as such term is defined in Section 1.1 of Schedule 7.1) and after any such Pricing Change, then pricing associated with usage by Sprint’s Dual-Mode End Users on the Clearwire Network shall be governed by provisions of Schedule 7.2.
15. Section 7.4 (Invoices) of the 4G MVNO Agreement is amended to add a second and third paragraph as follows:
Confidential Information — Subject to Nondisclosure Obligations

     Notwithstanding anything in this Section 7.4 to the contrary, for calendar years 2011 and 2012, Sprint will not be required to pay the amounts listed on any invoice for Wireless Broadband Services by the Due Date, unless such amounts are not applicable to either the 2011 Take-or-Pay, the 2012 Take-or-Pay, or the Wireless Broadband Services Prepayment has been exhausted. All amounts applicable to the 2011 Take-or-Pay, the 2012 Take-or-Pay, or the Wireless Broadband Services Prepayment will instead be paid according to Schedule 7.1. For calendar years 2013 and beyond, Sprint will not be required to pay the amounts listed on any invoice for Wireless Broadband Services by the Due Date, unless and until the Wireless Broadband Service Prepayment is exhausted as described in Schedule 7.1.
     [*****]
16. Section 7.6.2(c) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
     (c) With respect to any disputes between Clearwire, Sprint, and at least one other SIG Party, within 30 days of receipt of a detailed explanation of a dispute pursuant to Section 7.6.2(a) or Section 7.6.2(b) from the disputing SIG Party, Clearwire will notify such SIG Party in writing of its good faith determination regarding the disputed charge or charges together with a reasonably detailed explanation of the basis for its determination, and will credit such SIG Party’s account, if appropriate, within such 30-day period; provided that if Clearwire fails to notify such SIG Party in writing within such 30-day period of its determination, Clearwire shall be deemed to have agreed with such SIG Party’s explanation of the dispute and promptly thereafter credit such SIG Party’s account for all of the disputed charges set forth in its dispute notice to the extent such amounts were previously paid to Clearwire and not withheld pursuant to 7.6.2(a). If, after receipt of Clearwire’s written determination, such SIG Party continues to dispute all or a portion of the charges originally set forth in its dispute notice, such SIG Party shall have the right to submit such dispute to arbitration pursuant to Section 17.8 (after first submitting such dispute to dispute resolution pursuant to Section 17.7) for resolution by delivering written notice thereof to Clearwire within 30 days of receipt of Clearwire’s written determination. If such SIG Party fails to deliver such written demand for arbitration pursuant to Section 17.8 within such 30-day period, such SIG Party shall be deemed to have agreed with Clearwire’s determination of the disputed charge or charges and shall be required to pay in accordance with Section 7.6.2(d) below any amount determined to be due and owing to Clearwire that was previously withheld (it being understood that if such SIG Party delivers a written demand for arbitration for only a portion of the amount remaining in dispute, such SIG Party shall be deemed to have agreed with Clearwire’s determination of such portion of such amount not submitted to arbitration and shall be required to pay in accordance with Section 7.6.2(d) below any portion of such amount not submitted to arbitration that is determined to be due and owing to Clearwire and was previously withheld). No SIG Party may withhold any amounts from current period payments for disputes from any subsequent payment under Section 7.3.
     With respect to any disputes between Clearwire and Sprint only, within 30 days of receipt of a detailed explanation of a dispute pursuant to Section 7.6.2(a) or Section 7.6.2(b) from Sprint, Clearwire will notify Sprint in writing of its good faith determination regarding the disputed charge or charges together with a reasonably detailed explanation of the basis for its determination, and will credit Sprint’s account, if appropriate, within such 30-day period; provided that if Clearwire fails to notify Sprint in writing within such 30-day period of its determination, Clearwire shall be deemed to have agreed with Sprint’s explanation of the dispute and promptly thereafter credit Sprint’s account for all of the disputed charges set forth in its dispute notice to the extent such amounts were previously paid to Clearwire and not withheld pursuant to Section 7.6.2(a). If, after receipt of Clearwire’s written determination, Sprint continues to dispute all or a portion of the charges originally set forth in its dispute notice, Sprint shall have the right to submit such dispute to negotiation between executives pursuant to Section 17.8(i)(1) and then arbitration pursuant to Section 17.8(i)(2) for resolution by delivering written notice thereof to Clearwire within 30 days of receipt of Clearwire’s written determination. For the avoidance of doubt, Sprint and Clearwire are
Confidential Information — Subject to Nondisclosure Obligations

not required to follow the timelines contained in Section 17.7 (Dispute Resolution). If Sprint fails to deliver such written notice for negotiation between executives contained in Section 17.8(i)(1) within such 30-day period, Sprint shall be deemed to have agreed with Clearwire’s determination of the disputed charge or charges and shall be required to pay in accordance with Section 7.6.2(d) below any amount determined to be due and owing to Clearwire that was previously withheld (it being understood that if Sprint delivers a written demand for arbitration for only a portion of the amount remaining in dispute, Sprint shall be deemed to have agreed with Clearwire’s determination of such portion of such amount not submitted to arbitration and shall be required to pay in accordance with Section 7.6.2(d) below any portion of such amount not submitted to arbitration that is determined to be due and owing to Clearwire and was previously withheld). Sprint may not withhold any amounts from current period payments for disputes from any subsequent payment under Section 7.3.
17. Section 8.1.1 (a) of the Agreement is amended by deleting the section in its entirety and replacing it with the following section:
[*****].
     18. Section 8.1.1 (b) of the Agreement is amended by deleting the section in its entirety and replacing it with the following section:
     [*****].
19. Section 8.1.1 (c) of the Agreement is amended by deleting the section in its entirety and replacing it with the following section:
     [*****].
20. A new Section 8.1.4 (Sprint Device Access to Clearwire Network) is added to the 4G MVNO Agreement immediately following Section 8.1.3, as follows:
          8.1.4 Sprint Device Access to Clearwire Network
For all Devices capable of operating on the Clearwire Network sold by Sprint that are assigned to a price plan in Schedule 7.1, Sprint will use commercially reasonable efforts to allow the Sprint End Users utilizing such Devices to access and operate on the Clearwire Network (e.g. simplified activation process consistent with Sprint’s standard operating procedures); provided, however, Sprint will have no obligations under this Section 8.1.4 with respect to (i) any devices sold by Sprint for which no Sprint Core Services are activated on such devices (e.g. tablet, laptop, etc.), (ii) any devices by Sprint which are activated with Sprint Core Services, but which Sprint Core Services do not include a data plan with internet access. Sprint shall be responsible for any costs and expenses associated with such efforts. For the avoidance of doubt, Sprint has no obligation to prioritize the Clearwire Network over any other available network.
21. Section 8.6 (SIG Party Reports to Clearwire) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
          8.6 Sprint Reports to Clearwire
Sprint will provide to Clearwire, quarterly, no later than 15 days prior to the end of the quarter, on a per Market basis, a rolling 12-month forecast of increases and decreases to its End Users and usage; provided that it is understood that Sprint will use good faith commercially reasonable efforts to make all such forecasts as accurate as possible, and Clearwire’s only remedy for inaccurate forecasts is contained in Section 6.2.1(c) and Section 2.2.8(a) of Schedule 7.1.
Confidential Information — Subject to Nondisclosure Obligations

22. Section 9.2 to the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
          9.2 Clearwire Network Fraud Detection and Responsibility
Clearwire will develop and implement a fraud monitoring procedure that is based on industry standard best practices. The fraud monitoring procedure will include reporting processes to inform Sprint of any issues identified. Clearwire will work jointly with Sprint to develop a plan to mitigate and/or eliminate any issues identified. Clearwire will apply the same or better network fraud monitoring procedures used for its or any of its Controlled Affiliate’s retail operations for Sprint.
23. Section 17.7 (Dispute Resolution) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:
          17.7 Dispute Resolution
With respect to any disputes between Clearwire, Sprint and at least one other SIG Party, except as set forth in the last sentence of 17.8(b) or in Section 17.10, each Party will comply with the following dispute resolution process with respect to any disputes arising under this Agreement prior to pursuing any other remedies available to it. Any Party involved in such dispute shall notify the other Party or Parties involved in such dispute in writing of the basis of the dispute. Within 10 Business Days (or such longer period as may be agreed upon) following the date that a Party provided such notice, a team from each Party involved in such dispute (consisting of at least one senior executive from such Party) shall meet and confer in person or by telephone conference in an attempt to resolve such dispute. In the event that such teams are unable to resolve any such dispute within 20 Business Days following the date that a Party provided such notice of dispute, any Party involved in such dispute may pursue any remedies available to it as set forth in this Agreement.
With respect to any disputes between Clearwire and Sprint only, subject to the dispute process specifically listed in Section 7.6(c), the dispute resolution and arbitration contained in Section 17.8(i) will apply. The process contained in this Section 17.7 does not apply.
24. A new Section 17.8(i) is added to the 4G MVNO Agreement immediately following Section 17.8(h), as follows:
     (i) Dispute Resolution between Clearwire and Sprint. For all disputes that involve only Clearwire and Sprint, the dispute resolution contained in this Section 17.8(i) will apply in lieu of Sections 17.8(a) through 17.8(h). For the avoidance of doubt, for any disputes that involve Sprint, Clearwire and at least one other SIG Party, the procedures in Sections 17.8(a) through 17.8(h) will apply, unless all parties to the dispute agree to be bound by the procedures in this Section 17.8(i).
          (1) Negotiation Between Executives. Sprint and Clearwire will attempt in good faith to resolve any dispute arising out of or relating to this Agreement or the 3G MVNO Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Either Sprint or Clearwire may give the other Party written notice of any dispute not resolved in the normal course of business. The Parties will make reasonable efforts to group or categorize the disputes in order to more efficiently resolve the disputes. Within 15 days after delivery of the notice, the receiving Party will submit to the other Party a written response. The notice and response will include (a) a statement of that Party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the initial notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the
Confidential Information — Subject to Nondisclosure Obligations

other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.
          (2) Arbitration. If at any time after the initial meeting between the Parties’ executives as set forth in Section 17.8(i)(1) above, or if the Parties’ executives fail to meet during the 30 day period following delivery of the initial notice then 60 days after delivery of the initial notice, either Party determines that the dispute cannot be resolved through such negotiation, any dispute between Sprint and Clearwire arising out of or relating to this Agreement or the 3G MVNO Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Non-Administered Arbitration by a sole arbitrator chosen from the CPR panels of neutrals, which arbitrator, shall be experienced in and knowledgeable about the wireless wholesale industry or telecommunications wholesale industry (if no one experienced and knowledgeable in the wireless wholesale industry is reasonably available), and shall have a relevant technical background, and shall have no prior, existing, or potential material relationship with Sprint or Clearwire. If no arbitrator with those qualifications can be identified in the CPR panels, the arbitrator shall be chosen from CPR’s General Counsel Panel and shall be required to have 10 years of business or professional experience involving complex business or legal matters. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York, or such other location as the parties mutually agree.
          (3) Notwithstanding anything to the contrary in this Section 17.8(i) (and whether or not a matter is first submitted to arbitration pursuant to this Section 17.8(i), either Party may apply to a court having jurisdiction pursuant to Section 17.9 to the extent necessary (i) to seek injunctive relief to prevent breaches of this Agreement or to enforce specifically the performance or terms and provisions hereof (including to enforce any agreement hereunder to arbitrate), (ii) to avoid the expiration of any applicable limitation period, (iii) to preserve a superior position with respect to other creditors or (iv) to challenge or vacate any final judgment, award or decision of the arbitrator that does not comport with the express provisions of this Section 17.8.
25. Schedule 2.3.5(b) to the 4G MVNO Agreement is deleted in its entirety.
26. A new Schedule 2.12 is added to the 4G MVNO Agreement immediately following Schedule 2.11.1(e) in the form of Schedule 2.12 attached to this Amendment.
27. Schedule 7.1 to the 4G MVNO Agreement is deleted in its entirety and replaced with Schedule 7.1 attached to this Amendment.
28. Schedule 7.2 to the 4G MVNO Agreement is amended to delete the opening paragraph and to replace it as follows:
The pricing associated with Wireless Broadband Service usage by Sprint’s Dual-Mode End Users on the Clearwire Network shall be governed by provisions of Schedule 7.1 unless and until Sprint exercises the Pricing Change (as such term is defined in Section 1.1 of Schedule 7.1) and after any such Pricing Change, then pricing associated with usage by Sprint’s Dual-Mode End Users on the Clearwire Network shall be governed by provisions of this Schedule 7.2. Notwithstanding anything in Schedule 7.1 to the contrary or Schedule 1.0, all pricing associated with usage by Dual-Mode End Users of any SIG Party either on the Clearwire Network or on the Sprint Network shall be governed by provisions of this Schedule 7.2.
[*****].
29. Schedule 8.1.1 (b) of the Agreement is deleted in its entirety.
Confidential Information — Subject to Nondisclosure Obligations

30. Contingent Nature of Amendment. This Amendment is contingent upon the Parties executing all of the following documents within 48 hours of the other Party: (1) Omnibus Agreement; (2) Sprint / Clearwire Settlement and Release Agreement; (3) Sprint / Clearwire First Amendment to the MVNO Support Agreement (3G) — Pricing Issues; (4) First Amendment to the December 23, 2009 Dual Mode Settlement Letter Agreement; and (5) Amended and Restated Enhanced In-Building Coverage Deployment Agreement.
31. All other terms and conditions in the 4G MVNO Agreement, not amended above, shall remain in full force and effect. Except as expressly provided in this Amendment, nothing herein shall operate as, or be deemed to constitute, a waiver of any rights or benefits by any party to the 4G MVNO Agreement, and each party retains all of its rights under the 4G MVNO Agreement.
32. This Amendment may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute a single instrument.
[SIGNATURES APPEAR ON NEXT PAGE]
Confidential Information — Subject to Nondisclosure Obligations

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its authorized representative as of the day and year first above written.

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ John Stanton

	Name:	John Stanton
	Title:	Chairman & CEO
	Date:	April 18, 2011

SPRINT SPECTRUM L.P.

By:	/s/ Steven Elfman

	Name:	Steven Elfman
	Title:	President
	Date:	April 14, 2011
Confidential Information — Subject to Nondisclosure Obligations

Schedule 2.12
INITIATIVES
[*****]
·

Schedule 7.1
Pricing Guidelines
1. INTRODUCTION
     1.1 The pricing contained in Section 3 of this Schedule 7.1 (the “Usage Based Pricing”) will apply to all of Sprint’s usage of the Wireless Broadband Services beginning January 1, 2011 for Standard Network Services and as may be mutually agreed for Non-Standard Network Services, subject to the exceptions below:[*****].
     [*****].
     [*****].
     1.2 Sprint and Clearwire further agree that if one or more of the SIG Parties elects to [*****], it being understood and acknowledged that neither Sprint nor Clearwire is waiving any arguments or position that it has previously taken in its pricing discussions and in the dispute resolution process.
1.3. Definitions
Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement to which this Schedule 7.1 is attached (the “Agreement”). In addition, for purposes of this Schedule 7.1, the following terms, as used herein, have the following meanings:
“2011 Monthly TOP Eligible True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Monthly TOP Exclusions True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Monthly True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2011 Take-or-Pay” has the meaning defined in Section 2.2.2 of this Schedule 7.1.
“2011 TOP Eligible Balance” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 TOP Eligible Usage” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2011 TOP Exclusions” has the meaning defined in Section 2.2.3 of this Schedule 7.1.
“2011 TOP Installment Amount” has the meaning defined in Section 2.2.2 of this Schedule 7.1.
“2011/2012 Device Minimum Fee” has the meaning defined in Section 3.2.3 of this Schedule 7.1.
“2012 Monthly TOP Eligible True Up” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“2012 Monthly TOP Exclusions True Up” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“2012 Monthly True Up” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“2012 Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2012 Take-or-Pay” has the meaning defined in Section 2.2.5 of this Schedule 7.1.
“2012 TOP Eligible Balance” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“2012 TOP Eligible Usage” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2012 TOP Exclusions” has the meaning defined in Section 2.2.6 of this Schedule 7.1.
“2012 TOP Installment Amount” has the meaning defined in Section 2.2.2 of this Schedule 7.1.
Confidential Information — Subject to Nondisclosure Obligations

“2013-Plus Device Minimum Fee” has the meaning defined in Section 3.2.4 of this Schedule 7.1.
“CNS Agreement” means the Amended and Restated Enhanced In-Building Coverage Deployment Agreement between the Sprint and Clearwire, as amended.
“December 23, 2009 Dual-Mode Settlement Letter Agreement” means the letter agreement, signed by Sprint Spectrum L.P. (“Sprint”) on December 23, 2009 and by Clearwire Communications LLC (“Clearwire”) on December 23, 2009 regarding the dual-mode settlement.
“Device Minimum Fee” has the meaning defined in Section 3.2 of Schedule 7.1.
“Effective MB Usage Amount” has the meaning defined in Section 3.2.2 of this Schedule 7.1.
“Eligible Devices” has the meaning defined in Section 3.2.2 of this Schedule 7.1.
“Existing Customer” means any Person (including, for the avoidance of doubt, Founding Partners and Other Resellers) purchasing from Clearwire Wireless Broadband Service, including any prepaid service, including any end user customer of Clearwire’s retail operations, who is not an Affiliate of Sprint.
“Existing Customer Change of Control” means, with respect to any Existing Customer, any of the following events:
(i) the sale to Sprint of more than a majority of the consolidated assets of that Existing Customer and its subsidiaries; or
(ii) any merger, consolidation, share exchange, recapitalization, sale, issuance, disposition, transfer of capital stock or other transaction, in each case in which Sprint acquires beneficial ownership of more than a majority of either:
(A) the then-outstanding shares of that Existing Customer’s common stock or equivalent securities (determined on an as-converted basis); or
(B) the combined voting power of the then-outstanding voting securities of that Existing Customer entitled to vote generally in the election of directors.
“Failure Percentage” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“GB” means gigabyte, and 1 GB equals 1,024 MB.
“In-Building Solution” has the meaning defined in the CNS Agreement.
“Market Loss Percentage” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Mature Market” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“MB” means megabyte.
“M2M Device” means a machine-to-machine Device that in its normal, typical and/or customary mode operates autonomously, without regular active operator intervention.
“Monthly 2011 TOP Eligible Balance” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Eligible Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Exclusions Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Services Overage” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 Total Services Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2012 TOP Eligible Balance” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“Monthly 2012 TOP Eligible Price” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
Confidential Information — Subject to Nondisclosure Obligations

“Monthly 2012 TOP Exclusions Price” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“Monthly 2012 TOP Services Overage” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“Monthly 2012 Total Services Price” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“Monthly Effective MB Rate” has the meaning defined in Section 3.2.1 of this Schedule 7.1.
“MRC” has the meaning defined in Section 3.2.5 of this Schedule 7.1.
“Network Failure” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Non-WLAN Solutions Fee” has the meaning defined in the CNS Agreement.
“Premium Uplink Retail Device” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Retail Price Plan” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Wholesale Device” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Wholesale Price Plan” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Pre-Paid” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Retail Device” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Retail Price Plan” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Wholesale Device” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Wholesale Price Plan” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“Pricing Change” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Election Right” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Exception” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Trigger” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Promotional Service” means a Wireless Broadband Service offered under one of the Promotional Service Price Plans listed in Section 3.3 of this Schedule 7.1.
“Retail Minus Pricing” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Session Based Device” means a Device on which Wireless Broadband Service utilized by an End User is paid for on a per transaction or time based manner which is one week or less that is not tied to a recurring subscription (e.g. day-pass, week-pass, per picture, per e-reader book download, etc).
“Single-Mode Fixed Transition Device” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Fixed Transition Price Plan” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Mobile Transition Device” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Mobile Transition Price Plan” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
Confidential Information — Subject to Nondisclosure Obligations

“Termination Effective Date” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Usage Based Pricing” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Wireless Broadband Services Prepayment” has the meaning defined in Section 2.1 of this Schedule 7.1.
“WLAN Solutions” has the meaning defined in the CNS Agreement.
“WLAN Solutions Fee” has the meaning defined in the CNS Agreement.
2. PREPAYMENT AND TAKE-OR-PAYS
     2.1 Prepayment for Wireless Broadband Services
Subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, Sprint will pay to Clearwire quarterly prepayments for Wireless Broadband Services (each a “Prepayment Installment Amount”) in the amounts listed in the Prepayment Installment Amount column on the Prepayment Installment Due Date column as set forth in the Prepayment for Wireless Broadband Services Table below, and the total of all Prepayment Installment Amounts will be referred to as the “Wireless Broadband Services Prepayment”, each Prepayment Installment Amount that is due in calendar year 2011 will be referred to as a “2011 Prepayment Installment Amount”, and each Prepayment Installment Amount that is due in calendar year 2012 will be referred to as a “2012 Prepayment Installment Amount”.
[*****]
Except as expressly set forth in Section 3.3 of this Schedule 7.1, and subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, all amounts owed by Sprint for usage in calendar year 2011 for all Wireless Broadband Services (including all Services) provided to Sprint under this Agreement (as may be amended), including all Wireless Broadband Services provided under Schedule 7.1 Section 3 and all Wireless Broadband Services provided under Schedule 7.1 Section 4, and Schedule 7.2 if Sprint elects the Pricing Change, and all amounts owed by Sprint for the monthly recurring charges for the WLAN Solutions Fees and the Non-WLAN Solutions Fees under the CNS Agreement will first apply the 2011 Take-or-Pay (“2011 TOP Eligible Usage”), and if the 2011 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Except as expressly set forth in Section 3.3 of this Schedule 7.1, and subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, all amounts owed by Sprint for usage in calendar year 2012 for all Wireless Broadband Services (including all Services) provided to Sprint under this Agreement (as may be amended), including all Wireless Broadband Services provided under Schedule 7.1 Section 3 and all Wireless Broadband Services provided under Schedule 7.1 Section 4 and Schedule 7.2 if Sprint elects the Pricing Change, and all amounts owed by Sprint for the monthly recurring charges for the WLAN Solutions Fees and the Non-WLAN Solutions Fees under the CNS Agreement will first apply to 2012 Take-or-Pay (“2012 TOP Eligible Usage”), and if the 2012 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, all amounts owed by Sprint (i) in calendar years 2011 and beyond for Wireless Broadband Services that is not considered 2011 TOP Eligible Usage or 2012 TOP Eligible Usage will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted, and (ii) in calendar years 2013 and beyond for all Wireless Broadband Services (including all Services) provided to Sprint under this Agreement (as may be amended), including all Wireless Broadband Services provided under Schedule 7.1 Section 3 and all Wireless Broadband Services provided under Schedule 7.1 Section 4 and Schedule 7.2 if Sprint elects the Pricing Change, and all amounts owed by Sprint for the monthly recurring charges for the WLAN Solutions Fees and the Non-WLAN Solutions Fees will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Any Wireless Broadband Services Prepayment account balance will not expire nor be subject to forfeiture, and upon the expiration or termination of this Agreement for any reason, Clearwire will promptly
Confidential Information — Subject to Nondisclosure Obligations

(but no later than 30 days) return any remaining Wireless Broadband Services Prepayment to Sprint. If the Wireless Broadband Services Prepayment is exhausted during the Term, then Sprint will pay for Wireless Broadband Services pursuant to Section 7.4 of this Agreement.
     2.2. Take-or-Pay Commitment
          2.2.1 In addition to the Wireless Broadband Services Prepayment described in Section 2.1, and not in lieu thereof, Sprint agrees to a take-or-pay commitment as further described in this Section 2.2 of Schedule 7.1.
          2.2.2 [*****].
          2.2.3. [*****].
          2.2.4. 2011 Monthly True Ups. Immediately following the end of each calendar month in calendar year 2011, Clearwire will calculate the total price for all Wireless Broadband Services used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement, including all 2011 TOP Eligible Usage (for each applicable calendar month, the “Monthly 2011 Total Services Price”) and the total price for the 2011 TOP Exclusions used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement (for each applicable calendar month, the “Monthly 2011 TOP Exclusions Price”). Clearwire will then subtract the applicable Monthly 2011 TOP Exclusions Price from the applicable Monthly 2011 Total Services Price, the difference for such calendar month is the “Monthly 2011 TOP Eligible Price”).
          (a) If the applicable Monthly 2011 TOP Eligible Price is greater than the most recent 2011 TOP Installment Amount paid by Sprint (for each applicable calendar month, the “Monthly 2011 TOP Services Overage”), then Clearwire will first credit any such Monthly 2011 TOP Services Overage against any existing 2011 TOP Eligible Balance (as defined in 2.2.4(b) below) and if such Monthly 2011 TOP Services Overage exceeds any existing 2011 TOP Eligible Balance, then Clearwire will invoice Sprint for the amount of the Monthly 2011 TOP Services Overage that exceeds any existing 2011 TOP Eligible Balance. In addition, Clearwire will credit the applicable Monthly 2011 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If the then current balance of the Wireless Broadband Services Prepayment is exhausted, or becomes exhausted as a result of applying the applicable Monthly 2011 TOP Exclusions Price, then Clearwire will invoice Sprint for the amount of the Monthly 2011 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion). Any such invoiced amounts for the Monthly 2011 TOP Services Overage and/or the Monthly 2011 TOP Exclusions Price for the applicable calendar month is the “2011 Monthly True Up”. Any amounts paid by Sprint in such 2011 Monthly True Up for Monthly 2011 TOP Exclusions Price usage (if any), will be handled like a 2011 Monthly TOP Exclusions True Up as provided in the last sentence of 2.2.4(b) below. The following will occur for all amounts paid by Sprint in such 2011 Monthly True Up for Monthly 2011 TOP Eligible Price usage (any such paid amounts for the applicable calendar month, the “2011 Monthly TOP Eligible True Up”):
               (i) for the true up for each calendar month during the second calendar quarter of 2011 (4/1/11 through 6/30/11) the July 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph) will be reduced by the applicable 2011 Monthly TOP Eligible True Up, and if the 2011 Monthly TOP Eligible True Up exceeds the July 31, 2011 TOP Installment Amount then it would reduce the July 31, 2011 TOP Installment Amount to Zero Dollars ($0.00), and reduce the October 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph) by the excess. If such 2011 Monthly TOP Eligible True Up exceeds both the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount then both the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2011 Take-or-Pay, and the Prepayment Installment Amounts (as may be reduced as provided in this paragraph) will be reduced by such 2011 Monthly TOP Eligible True Up that exceeds the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount, beginning with the July 31, 2011 Prepayment Installment Amount, and continuing to each subsequent
Confidential Information — Subject to Nondisclosure Obligations

2011 Prepayment Installment Amount and then to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up that exceeds the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts;
               (ii) for the true up for each calendar month during the third calendar quarter of 2011 (7/1/11 through 9/30/11) the October 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) will be reduced by the applicable 2011 Monthly TOP Eligible Amount. If such 2011 Monthly TOP Eligible True Up exceeds the October 31, 2011 TOP Installment Amount then the October 31, 2011 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2011 Take-or-Pay and the Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) will be reduced by such 2011 Monthly TOP Eligible True Up that exceeds the October 31, 2011 TOP Installment Amount, beginning with the October 31, 2011 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up that exceeds the October 31, 2011 TOP Installment has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts; and
               (iii) for the true up for each calendar month during the fourth calendar quarter of 2011 (10/1/11 through 12/31/11) there would be no further impact to the 2011 Take-or-Pay, but the 2012 Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may be reduced by (i) and (ii) above) will be reduced by the applicable 2011 Monthly TOP Eligible True Up, beginning with the January 31, 2012 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such 2011 Monthly TOP Eligible True Up exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts.
          (b) If the applicable Monthly 2011 TOP Eligible Price is less than or equal to the most recent 2011 TOP Installment Amount paid by Sprint then the Monthly 2011 TOP Eligible Price will be credited against the most recent 2011 TOP Installment Amount, and the remaining amount is a “Monthly 2011 TOP Eligible Balance” and any Monthly 2011 TOP Eligible Balance will be added to any remaining Monthly 2011 TOP Eligible Balances from previous calendar months to create the “2011 TOP Eligible Balance”, then there will be no impact to any 2011 TOP Installment Amount, but Clearwire will credit the applicable Monthly 2011 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If any Monthly 2011 TOP Exclusions Price exceeds the then existing balance of the Wireless Broadband Services Prepayment, then Clearwire will invoice Sprint for the amount of such Monthly 2011 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion) (any such invoiced amounts for the applicable calendar month, the “2011 Monthly TOP Exclusions True Up”), and Sprint will pay any such 2011 Monthly TOP Exclusions True Up in accordance with the first paragraph of Section 7.4 of the Agreement. Any amounts paid by Sprint to Clearwire for 2011 Monthly TOP Exclusions True Up will reduce the Prepayment Installment Amounts (as may be reduced as provided in this paragraph) by such 2011 Monthly TOP Exclusions True Up amounts, beginning with the 2011 Prepayment Installment Amount that is immediately following such payment, and continuing to each subsequent 2011 Prepayment Installment Amount and then to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Exclusions True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such 2011 Monthly TOP Exclusions True Up exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining
Confidential Information — Subject to Nondisclosure Obligations

Prepayment Installment Amounts. Any 2011 TOP Eligible Balance remaining after application of all amounts due from Sprint to Clearwire for 2011 TOP Eligible Usage shall be forfeited to Clearwire.
          2.2.5. [*****]
          2.2.6. [*****].
          2.2.7. 2012 Monthly True Ups. Immediately following the end of each calendar month in calendar year 2012, Clearwire will calculate the total price for all Wireless Broadband Services used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement, including all 2012 TOP Eligible Usage (for each applicable calendar month, the “Monthly 2012 Total Services Price”) and the total price for the 2012 TOP Exclusions used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement (for each applicable calendar month, the “Monthly 2012 TOP Exclusions Price”). Clearwire will then subtract the applicable Monthly 2012 TOP Exclusions Price from the applicable Monthly 2012 Total Services Price, the difference for such calendar month is the “Monthly 2012 TOP Eligible Price”).
               (a) If the applicable Monthly 2012 TOP Eligible Price is greater than the most recent 2012 TOP Installment Amount paid by Sprint (for each applicable calendar month, the “Monthly 2012 TOP Services Overage”), then Clearwire will first credit any such Monthly 2012 TOP Services Overage against any existing 2012 TOP Eligible Balance (as defined in 2.2.7(b) below) and if such Monthly 2012 TOP Services Overage exceeds any existing 2012 TOP Eligible Balance, then Clearwire will invoice Sprint for the amount of the Monthly 2012 TOP Services Overage that exceeds any existing 2012 TOP Eligible Balance. In addition, Clearwire will credit the applicable Monthly 2012 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If the then current balance of the Wireless Broadband Services Prepayment is exhausted, or becomes exhausted as a result of applying the applicable Monthly 2012 TOP Exclusions Price, then Clearwire will invoice Sprint for the amount of the Monthly 2012 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion). Any such invoiced amounts for the Monthly 2012 TOP Services Overage and/or the Monthly 2012 TOP Exclusions Price for the applicable calendar month is the “2012 Monthly True Up”. Any amounts paid by Sprint in such 2012 Monthly True Up for Monthly 2012 TOP Exclusions Price usage (if any) will be handled like a 2012 Monthly TOP Exclusions True Up as provided in the last sentence of 2.2.7(b) below. The following will occur for all amounts paid by Sprint in such 2012 Monthly True Up for Monthly 2012 TOP Eligible Price usage (any such paid amounts for the applicable calendar month, the “2012 Monthly TOP Eligible True Up”):
                    (i) for the true up for each calendar month during the first calendar quarter of 2012 (1/1/12 through 3/31/12) the April 30, 1012 TOP Installment Amount (as may be reduced as provided in this paragraph) will be reduced by the applicable 2012 Monthly TOP Eligible True Up, and if the 2012 Monthly TOP Eligible True Up exceeds the April 30, 2012 TOP Installment Amount then it would reduce the April 30 2012 TOP Installment Amount to Zero Dollars ($0,00), and reduce the July 31, 2012 TOP Installment Amount (as may be reduced as provided in this paragraph) by the excess. If such 2012 Monthly TOP Eligible True Up exceeds both the April 30, 2012 TOP Installment Amount and the July 31, 2012 TOP Installment Amount then both the April 30, 2012 TOP Installment Amount and the July 31, 2012 TOP Installment Amount will be reduced to Zero Dollars ($0.00), and the October 31, 2012 TOP Installment Amount (as may be reduced as provided in this paragraph) would be reduced by the excess. If such 2012 Monthly TOP Eligible True Up exceeds each of the April 30, 2012 TOP Installment Amount, the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount, then each of the April 30, 2012 TOP Installment Amount, the July 31, 2012 TOP Installment Amount, and the October 31, 2012 TOP Installment will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2012 Take-or-Pay and the 2012 Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may have been reduced by Section 2.2.4 above) will be reduced by such 2012 Monthly TOP Eligible True Up that exceeds the April 30, 2012 TOP Installment Amount, the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount, beginning with the April 30, 2012 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2012 Monthly TOP Eligible True Up
Confidential Information — Subject to Nondisclosure Obligations

that exceeds the April 30, 2012 TOP Installment Amount, the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts;
                    (ii) for the true up for each calendar month during the second calendar quarter of 2012 (4/1/12 through 6/30/12) the July 31, 2012 TOP Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) will be reduced by the applicable 2012 Monthly TOP Eligible True Up, and if the 2012 Monthly TOP Eligible True Up exceeds the July 31, 2012 TOP Installment Amount then it would reduce the July 31, 2012 TOP Installment Amount to Zero Dollars ($0.00), and reduce the October 31, 2012 TOP Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) by the excess. If such 2012 Monthly TOP Eligible True Up exceeds both the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount then both the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2012 Take-or-Pay, and the 2012 Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may be reduced by 2.2.4 above and/or as may be reduced by (i) above) will be reduced by such 2012 Monthly TOP Eligible True Up that exceeds the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount, beginning with the July 31, 2012 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2012 Monthly TOP Eligible True Up that exceeds the July 31, 2012 TOP Installment Amount and the October 31, 2012 TOP Installment Amount has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts;
                    (iii) for the true up for each calendar month during the third calendar quarter of 2012 (7/1/12 through 9/30/12) the October 31, 2012 TOP Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by (i) and (ii) above) will be reduced by the applicable 2012 Monthly TOP Eligible Amount. If such 2012 Monthly TOP Eligible True Up exceeds the October 31, 2012 TOP Installment Amount then the October 31, 2012 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2012 Take-or-Pay and the October 31, 2012 Prepayment Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by 2.2.4 above and/or as may be reduced by (i) and (ii) above) will be reduced by such 2012 Monthly TOP Eligible True Up that exceeds the October 31, 2012 TOP Installment Amount, and if such amount exceeds all of the October 31, 2012 Prepayment Installment Amount, then the October 31, 2012 Prepayment Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2012 Prepayment Installment; and
                    (iv) there will be no true up for the fourth calendar quarter of 2012 (10/1/12 through 12/31/12).
               (b) If the applicable Monthly 2012 TOP Eligible Price is less than or equal to the most recent 2012 TOP Installment Amount paid by Sprint then the Monthly 2012 TOP Eligible Price will be credited against the most recent 2012 TOP Installment Amount, and the remaining amount is a “Monthly 2012 TOP Eligible Balance” and any Monthly 2012 TOP Eligible Balance will be added to any remaining Monthly 2012 TOP Eligible Balances from previous calendar months to create the “2012 TOP Eligible Balance”, then there will be no impact to any 2012 TOP Installment Amount, but Clearwire will credit the applicable Monthly 2012 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If any Monthly 2012 TOP Exclusions Price exceeds the then existing balance of the Wireless Broadband Services Prepayment, then Clearwire will invoice Sprint for the amount of such Monthly 2012 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion) (any such invoiced amounts for the applicable calendar month, the “2012 Monthly TOP Exclusions True Up”), and Sprint will pay any such 2012 Monthly TOP Exclusions True Up in accordance with the first paragraph of Section 7.4 of the Agreement. Any amounts paid by Sprint to Clearwire for 2012 Monthly TOP Exclusions True Up will
Confidential Information — Subject to Nondisclosure Obligations

reduce the remaining Prepayment Installment Amounts by such 2012 Monthly TOP Exclusions True Up amounts, beginning with the Prepayment Installment Amount that is immediately following such payment, and continuing to each subsequent Prepayment Installment Amount until the full amount of such 2012 Monthly TOP Exclusions True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such 2012 Monthly TOP Exclusions True Up exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts. Any 2012 TOP Eligible Balance remaining after application of all amounts due from Sprint to Clearwire for 2012 TOP Eligible Usage shall be forfeited to Clearwire.
          2.2.8. Additional Reductions
               (a) [*****]
               (b) Sprint Termination. [*****].
               (c) Sale of Market. [*****].
          2.2.9 Exhaustion of Wireless Broadband Services Prepayment and Take-or-Pays. For the avoidance of doubt, the Parties acknowledge and agree that once the 2012 TOP Eligible Balance is exhausted (or if the 2011 TOP Eligible Balance is exhausted prior to the end of 2011), and the Prepayment Balance is exhausted, Clearwire will invoice Sprint for the Wireless Broadband Services pursuant to 7.4.
3. USAGE BASED PRICING
     3.1. Volume Tiered Pricing Plan [*****]
          3.1.5. Any amounts owed by Sprint for Wireless Broadband Services under this Section 3.1 for usage in calendar year 2011 will first apply to 2011 Take-or-Pay, and if the 2011 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted. Any amounts owed by Sprint for Wireless Broadband Services under this Section 3.1 for usage in calendar year 2012 will first apply to 2012 Take-or-Pay, and if the 2012 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted. Any amounts owed by Sprint for Wireless Broadband Services under this Section 3.1 for usage in calendar years 2013 and beyond will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
     3.2. Device Minimum Fee [*****]
     . 3.3. Promotional Service Price Plans. [*****].
          3.3.1 Pre-Paid Single-Mode Service [*****]
          3.3.2 Premium Uplink Service [*****]
          3.3.3 Single Mode Transition Plans [*****]
     3.4 Pricing for Non-Standard Network Services [*****]
Confidential Information — Subject to Nondisclosure Obligations

     3.5. [*****]
4. RETAIL MINUS PRICING
     The objective of the following guidelines is twofold. First, the guidelines are designed to determine the components of the retail pricing of Clearwire’s Standard Network Service offerings that are attributable solely to IP access (i.e., the attributes of the Wireless Broadband Service that consist of access, speed, latency (e.g., QoS), throughput and other similar functionality that cannot separately and independently be replicated by the SIG Parties). The remaining components of pricing, including pricing associated with applications, email, virus protection, music, content and other elements of the Wireless Broadband Service offerings that can be separately replicated by the SIG Parties, are intended to be separated and excluded for purposes of the pricing determinations. Second, once the IP access components of Clearwire’s retail pricing are determined, the intent is that the extracted pricing will form the basis of, and be applied to determine, the pricing for the Standard Network Services and Non-Standard Network Services offered to each SIG Party. These guidelines will be construed in accordance with these objectives.
Definitions
     Capitalized terms not otherwise defined herein have the respective meanings set forth in the 4G MVNO Agreement to which this Schedule 7.1 is attached (the “Agreement”). In addition, for purposes of this Schedule 7.1, the following terms, as used herein, have the following meanings:
Confidential Information — Subject to Nondisclosure Obligations

     “Added Clearwire Retail Customer” means, with respect to any Standard Network Service or Bundle, a Clearwire Retail Customer activating such Standard Network Service or Bundle during the applicable Measurement Period, including, for the avoidance of doubt, any existing Clearwire Retail Customer purchasing an additional line of Standard Network Service or a new Standard Network Service.
     “Application Value” means, in connection with any Standard Network Service or Bundle, the Direct Cost of any applications or content included in such Standard Network Service or Bundle at (i) no additional cost to the applicable Clearwire Retail Customer or (ii) at a price that is less than the applicable Direct Costs, but in all cases excluding the value of any Excluded Applications.
     “Applicable Discount Percentage” means [*****].
     “Bundle” means a combination of more than one Standard Network Service and/or other services available for purchase as a single offering, excluding Volume Products; provided that the value of any third party service offering offered by Clearwire in combination with Standard Network Service(s) (including Sprint Wireless Service offered by Clearwire to its end users under the 3G MVNO Agreement) shall be determined in the same manner as a Non-Standard Network Service under this Schedule 7.1.
     “Direct Cost” means the identifiable direct costs incurred by Clearwire or any of its Controlled Affiliates in providing the relevant applications, content or equipment to any Clearwire Retail Customer who activates such Standard Network Service or Bundle calculated on a per Clearwire Retail Customer per month basis and reflecting an appropriate allocation of up-front license fees and capital costs.
     “Equipment Value” means, in connection with any Standard Network Service or Bundle, the Direct Cost of any equipment included in such Standard Network Service or Bundle at (i) no additional cost to the applicable Clearwire Retail Customer or (ii) at a price that is less than the applicable Direct Costs, in each case, reduced by the amount paid by the Clearwire Retail Customer (with such amount paid allocated over the average expected life of a Clearwire Retail Customer).
     “Excluded Applications” means (i) IP addresses, (ii) a portal maintained by Clearwire or any of its Controlled Affiliates (A) that is made available to Clearwire Retail Customers, (B) the primary purpose of which is to direct customers to Clearwire services and (C) the costs of which, when amortized across the entire base of Customers, would be de minimis, and (iii) any other application or content that is provided at no, or de minimis, additional cost to Clearwire or any of its Controlled Affiliates.
     “Excluded Bundle” means any Bundle that includes a Fixed Standard Network Service and is activated as of the end of the Measurement Period in which any of the following first occurs:
     (i) the first date after the first anniversary of the Effective Date on which 10% or more of the Devices intended for use in connection with a Mobile Standard Service then activated on the Clearwire Network relate to a Bundle that includes at least one Fixed Standard Network Service and at least one Mobile Standard Network Service;
     (ii) (A) the acquisition by Sprint and/or any of its Controlled Affiliates of all or substantially all of the consolidated assets of the Ultimate Parent of Clearwire or (B) the consummation of any transaction or series of related transactions following which (1) the Ultimate Parent of Clearwire ceases to have any class of common stock listed on a national securities exchange and (2) Sprint and/or any of its Controlled Affiliates beneficially own at least a majority of either the then-outstanding shares of common stock or equivalent securities (determined on an as-converted basis) of the Ultimate Parent of Clearwire or the combined voting power of the then-outstanding voting securities of the Ultimate Parent of Clearwire entitled to vote generally in the election of directors; or
     (iii) the fifth anniversary of the Effective Date.
Confidential Information — Subject to Nondisclosure Obligations

     “Fixed Standard Network Service” means a Standard Network Service that is targeted for usage by Customers in a specific location or venue (e.g., office or home) and not intended for usage from more than one location during one continuous session. Fixed Standard Network Services include the services listed under Fixed Access Plans in Schedule 2.2.2
     “MID” means a mobile internet device, other than a notebook computer, with internet capability and web browser functionality and which has a diagonal screen of less than seven inches. Notwithstanding the foregoing, the following are specifically excluded from the definition of a MID: (a) any mobile internet device, handset or smart-phone with the primary purpose of voice communication and (b) any mobile internet device sold by or for Clearwire under a cell phone-like model where Clearwire specifies, buys, and/or brands such device for resale to consumers through its, or its partners’ distribution channels.
     “Measurement Period” means each calendar quarter; provided that the first Measurement Period will commence on the Effective Date and continue through the last day of the next full calendar quarter. For example: if the Effective Date occurs on February 1, then the first Measurement Period will be February 1 through June 30.
     “Mobile Standard Network Service” means a Standard Network Service that is not a Fixed Standard Network Service.
     “Volume Product” means a product available for retail purchase as a single offering from Clearwire that consists of (i) more than one Device of the same class (e.g., two or more Wireless Data Cards or two or more Handsets) but does not include Devices of different classes (e.g., a Wireless Data Card and a Handset offered together would not be a Volume Product), where (ii) each such Device is activated on the same Mobile Standard Network Service (e.g., an unlimited data plan for Wireless Data Card or an unlimited data plan for Handsets) but does not include any Fixed Standard Network Services or Mobile Standard Network Services of different types (e.g., two Wireless Data Cards, one of which is activated on an unlimited data plan, and the other of which is activated on a metered data plan would not be a Volume Product). For purposes of this Schedule 7.1, (x) each Volume Product shall be deemed to be a standalone Standard Network Service and shall not be deemed to be a Bundle, and (y) (A) handsets, Wireless PDAs and “smart phones” shall be considered a separate class of Device (e.g., an offering of a handset and a Wireless PDA activated on the same Mobile Standard Network Service would be a Volume Product), (B) personal media players shall be considered a separate class of Device (e.g., an offering of two personal media players activated on the same Mobile Standard Network Service would be a Volume Product) and (C) embedded laptops, ultramobile PCs, MIDs and Wireless Data Cards shall be considered a separate class of Device (e.g., an offering of a laptop and a Wireless Data Card activated on the same Mobile Standard Network Service would be a Volume Product). For example: (A) a Clearwire product offering consisting of two Wireless Data Cards and an ultramobile PC with unlimited data plans will be deemed a Volume Product and, accordingly, a standalone Standard Network Service (and not as a Bundle) for purposes of this Section 7.1, (B) a Clearwire product offering consisting of three Wireless Data Cards, two of which have unlimited data plan and one of which has a data plan that caps usage at 3GB per month will be considered a Volume Product for the two Wireless Data Cards on the unlimited data plans, but not for the Wireless Data Card on the 3GB per month plan, and, accordingly, the two Wireless Data Cards will be considered a standalone Standard Network Service (and not as a Bundle) and the third Wireless Data Card will be considered to be a separate, standalone 3GB per month plan for purposes of this Section 7.1, and (C) a Clearwire product offering consisting of two Wireless Data Cards and one Handset will be considered a Volume Product for the two Wireless Data Cards if such Wireless Data Cards are activated on the same Mobile Standard Network Service, but the usage plan associated with the Handset will be considered to be a separate, standalone service even if such Handset were activated on the same Mobile Standard Network Service as the two Wireless Data Cards.
Confidential Information — Subject to Nondisclosure Obligations

Services and Bundles
     For purposes of this Schedule 7.1, an offering will be deemed a distinct Standard Network Service, Non-Standard Network Service or Bundle if it is comprised of a combination of IP access and other features affecting the end user’s experience (e.g., speed of data transmission or usage caps) that is unique. In determining whether an offering is a distinct Standard Network Service, Non-Standard Network Service or Bundle, features that do not affect the end user’s experience (e.g., any contractual commitment to which the end user is required to agree in connection with the activation of such Standard Network Service, Non-Standard Network Service or Bundle) or bundled applications or content (e.g., email accounts or anti-virus software) will be disregarded, and all features that do affect the end user’s experience (e.g., speed of data transmission or usage caps) will be considered. For example: if Clearwire offers both (a) an unlimited use air card plan that requires a two year contract and includes three email accounts and (b) an unlimited use air card plan that does not require any contractual commitment and does not include any email accounts, (a) and (b) will be deemed to be the same Standard Network Service for purposes of calculating the Weighted Average Retail Price with respect to unlimited air card plans. Conversely, if Clearwire offers both (i) an air card plan that caps usage at 3GB per month that requires a two year contract and (ii) an air card plan that caps usage at 1GB per month that requires a two year contract, each of (i) and (ii) will be deemed to be different Standard Network Services for such purposes.
Effective Periods of Prices
     The price to be paid by each SIG Party for each Standard Network Service, Non-Standard Network Service and Bundle as determined in accordance with this Schedule 7.1 with respect to each Measurement Period shall be effective during the period (each, a “Price Period”) set forth in the following table:

Measurement Periods Ending on:	Price Period:
March 31	next June 1 — next August 31
For example: if a Measurement Period ends on March 31, 2009, the corresponding Price Period will be June 1, 2009-August 31, 2009.

June 30	next September 1 — next November 30
For example: if a Measurement Period ends on June 30, 2009, the corresponding Price Period will be September 1, 2009-November 30, 2009.

September 30	next December 1 — next February 28 or 29
For example: if a Measurement Period ends on September 30, 2009, the corresponding Price Period will be December 1, 2009-February 28, 2010.

December 31	next March 1 — next May 31
For example: if a Measurement Period ends on December 31, 2009, the corresponding Price Period will be March 1, 2010-May 31, 2010.
Standard Network Services
1.	The price to be paid by each SIG Party to Clearwire for each Standard Network Service that such SIG Party sells to an End User in a Market will be equal to (i) the Applicable Discount Percentage multiplied by the Weighted Average Retail Price for such Standard Network Service in such Market during the applicable Measurement Period reduced by (ii) the Weighted Average Aggregate Equipment Value and the Weighted Average Aggregate Application Value.

2.	[*****]
Confidential Information — Subject to Nondisclosure Obligations

3.	For purposes of calculating a Weighted Average Retail Price in accordance with paragraph 2, each “Clearwire Retail Price Point” will be determined as follows:
a.	with respect to each Standard Network Service offered by Clearwire to Clearwire Retail Customers on a standalone basis (with each Excluded Bundle being considered a single Standard Network Service), the Clearwire Retail Price Point for such Standard Network Service will be [*****];

b.	with respect to each Standard Network Service offered by Clearwire in a Bundle (other than an Excluded Bundle), the Clearwire Retail Price Point for each Standard Network Service included in such Bundle will be [*****]; and

c.	for purposes of each determination of each Clearwire Retail Price Point, the price at which a Bundle is offered and the Standalone Price in accordance with paragraphs (a) and (b) above, any promotional price offered by Clearwire for the applicable Standard Network Service or Bundle shall be used for purposes of such determination, except to the extent that [*****].
4.	The “Weighted Average Aggregate Application Value” for each Standard Network Service with respect to a Measurement Period and a Market will be the result of the following series of calculations:[*****]
5.	The “Weighted Average Aggregate Equipment Value” for each Standard Network Service with respect to a Measurement Period and a Market will be the result of the following series of calculations:[*****]
6.	Notwithstanding anything in this Schedule 7.1 to the contrary, from and until the completion of the first full Measurement Period after any Standard Network Service is first commercially launched in any Market, the price to be paid by each SIG Party to Clearwire for such Standard Network Service in such Market will not be determined in accordance with paragraph 1 above, but rather will be equal to the Forecasted Wholesale Price. The “Forecasted Wholesale Price” means, with respect to any Standard Network Service in any Market, the mutually agreed forecast by each SIG Party and Clearwire of the expected wholesale price that such SIG Party would reasonably be expected to pay Clearwire in accordance with paragraph 1 above in such Market for such Standard Network Service in the first Price Period following the first full Measurement Period after the commercial launch of such Standard Network Service in such Market, which forecast shall be determined to the extent applicable based upon historical data of Clearwire’s wholesale prices for such Standard Network Service or substantially similar Standard Network Services in similarly-situated Markets and the parameters of Clearwire’s retail offers for such Standard Network Service in such Market.
Non-Standard Network Services
     The price to be paid by each SIG Party to Clearwire for each Non-Standard Network Service that such SIG Party sells to an End User in a Market will be equal to (i) the Applicable Discount Percentage multiplied by the Most Relevant Comparable Retail Price for such Non-Standard Network Service in such Market during the applicable Measurement Period reduced by (ii) (A) if such Most Relevant Comparable Retail Price is determined in accordance with paragraph 1(a) below, an appropriate weighted average aggregate Equipment Value and weighted average aggregate Application Value which, in each case, shall be determined by taking into account to the principles with respect to determining the Weighted Average Aggregate Equipment Value and Weighted Average Aggregate Application Value utilized in
Confidential Information — Subject to Nondisclosure Obligations

accordance with this Schedule 7.1 and the curve plotted, and related extrapolation or interpolation, utilized in determining such Most Relevant Comparable Retail Price or (B) if such Most Relevant Comparable Retail Price is determined in accordance with paragraph 1(b) below, an appropriate average of the aggregate amount of the costs incurred by the relevant service providers with respect to any applications, content or equipment (excluding any applications that would be Excluded Applications if offered by Clearwire) included in the substantially similar services that were plotted to form the curve used to determine such Most Relevant Comparable Retail Price, with such costs to be reasonably estimated taking into account reasonably available information (including the comparable costs of the parties) and such average to be determined taking into account the extrapolation or interpolation required in order to determine such Most Relevant Comparable Retail Price based on such curve; provided that if neither paragraph 1(a) nor 1(b) below is applicable, the price to be paid by each SIG Party for such Non-Standard Network Service shall be determined in accordance with paragraph 2 below.
1.	The “Most Relevant Comparable Retail Price” for each Non-Standard Network Service with respect to a Measurement Period and a Market will be determined as follows:
a.	[*****].
An example of the calculations described in this paragraph 1 is attached as Exhibit B to this Schedule 7.1.
b.	[*****].
2.	If neither paragraph (a) nor (b) above is applicable with respect to such Non-Standard Network Service, then the Most Relevant Comparable Retail Price for such Non-Standard Network Service with respect to such Measurement Period and Market will be equal to [*****].

3.	In addition, for any Non-Standard Network Service, the SIG Party that requested such Non-Standard Network Service will reimburse Clearwire for the direct costs and expenses, if any, incurred by Clearwire in developing such Non-Standard Network Service, including direct costs and expenses associated with any new Network Enablers or modifications, enhancements or updates to existing Network Enabler required to make such Non-Standard Network Service available, but excluding (i) any de minimis costs and expenses incurred in developing any Non-Standard Network Service that is a Simple Non-Standard Network Service and (ii) any recurring costs that are incurred following the development of such Non-Standard Network Service in connection with the use of such Non-Standard Network Service that are by their nature included in the Most Relevant Comparable Retail Price.

4.	If any SIG Party elects (each, an “Electing Party”) at any time to offer a Non-Standard Network Service for which another SIG Party (a “Requesting SIG Party”) has been required to make a reimbursement payment to Clearwire in accordance with paragraph 2 above (the amount of such payment, the “Reimbursement Amount”), each Electing Party and the Requesting Party shall make such payments among themselves as may be necessary so that, after giving effect to all such payments, (a) the Reimbursement Amount (less the amount of such Reimbursement Amount attributable to the period between the commercial launch of such Non-Standard Network Services by the Requesting SIG Party and the measurement date for such payments, determined on a straight line basis over a five-year useful life) shall have been shared by all such Parties in equal portion, provided that any portion of the Reimbursement Amount that is attributable to Market-specific costs and expenses (e.g., costs and expenses associated with adding necessary equipment to towers in a specific Market) shall be borne (in equal portions) only by such Parties that may offer such Non-Standard Network Service in such Market in accordance with this Agreement, and (b) [*****].

5.	If, on the other hand, Clearwire elects at any time (x) to convert a Non-Standard Network Service into a Standard Network Service or (y) to make available any Non-Standard Network Service to any Other Reseller, in each case, for which a Requesting SIG Party has made a reimbursement
Confidential Information — Subject to Nondisclosure Obligations

payment to Clearwire in accordance with paragraph 2 above, Clearwire shall (i) reimburse such Requesting SIG Party and, if applicable, each Electing Party for 100% of the portion of the Reimbursement Amount paid by each such Party (after giving effect to all reimbursements among the Requesting SIG Party and the Electing Parties contemplated by paragraph 3 and less the amount of such Reimbursement Amount attributable to the period between the commercial launch of such Non-Standard Network Services by the Requesting SIG Party and the measurement date for such reimbursements, determined on a straight line basis over a five-year useful life, allocated among each Requesting SIG Party and Electing Party on a pro rata basis based on the amount of such Reimbursement Amount paid by each such Party) and (ii) (A), [*****].

An example of the calculations described in this paragraph 3 is attached as Exhibit C to this Schedule 7.1.
Good Faith Negotiations
On the three-year anniversary of the Effective Date and each three-year anniversary thereafter, if requested by any Party, the Parties will commence good faith negotiations with regard to any changes to the pricing provisions described in this Schedule 7.1, including changes with respect to the overall pricing construct.
Confidential Information — Subject to Nondisclosure Obligations

EXHIBIT A
[*****]
Confidential Information — Subject to Nondisclosure Obligations